2017 Q2 Supplemental Information

Introduction Executive Summary 3 Company Profile & Investor Contacts 4 Capitalization Analysis & Research Coverage 5 2017 Guidance 6 Financial Information Consolidated Balance Sheet - GAAP 7 Elements of Pro-Rata Balance Sheet - CXP's Interest in Unconsolidated Joint Venture 8 Consolidated Statements of Operations - GAAP 9 Elements of Pro-Rata Statement of Operations - CXP's Interest in Unconsolidated Joint Venture 10 11 Net Operating Income 12 Capital Expenditure Summary 13 Key Credit Metrics 14 Debt Overview 15 Debt Covenant Compliance 16 Debt Maturities 17 Operational & Portfolio Information Key Operating Metrics 18 Property Overview - Gross Real Estate Assets, Net Operating Income & Annualized Lease Revenue 19 Property Overview - Square Feet & Occupancy 20 Occupancy Summary 21 Leasing Summary 22 Lease Expiration Schedule 23 Lease Expiration by Market 24 Top 20 Tenants & Tenant Industry Profile 25 Transaction Activity (2015 - 2017) 26 Additional Information 27 Reconciliation of Cash Flows From Operations to Adjusted Funds From Operations (AFFO) 27 28 29 30 Definitions 31 Forward Looking Statements: Supplemental Information - Q2 2017 2 This supplemental package contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, future plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as, our business and financial strategy; our 2017 guidance; our ability to obtain future financing; future acquisitions and dispositions of operating assets; future repurchases of common stock; and market and industry trends. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this supplemental package is published, and which are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other owners and operators of real estate); adverse economic or real estate developments in the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, and the ability to refinance indebtedness as it comes due; reductions in asset valuations and related impairment charges; risks associated with downturns in foreign, domestic and local economies, changes in interest rates; potential liability for uninsured losses and environmental contamination; risks associated with joint ventures; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. We do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional risks and uncertainties that would cause actual results to differ materially from those presented in our forward-looking statements see our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequently filed periodic reports. On the Cover: Washington, D.C. Columbia Property Trust, Inc. Table of Contents Normalized Funds From Operations (NFFO) & Adjusted Funds From Operations (AFFO) Reconciliation of Net Income to Normalized Funds From Operations (NFFO) Reconciliation of Net Income to Net Operating Income (based on cash rents), and Same Store Net Operating Income (based on cash rents) - wholly- owned properties Reconciliation of Net Income to Net Operating Income (based on GAAP rents), and Same Store Net Operating Income (based on GAAP rents) - wholly- owned properties Reconciliation of Net Operating Income (based on GAAP rents), and Net Operating Income (based on cash rents)

Columbia Property Trust, Inc. Executive Summary Supplemental Information – Q2 2017 3 Financial Results & Guidance:  For the second quarter of 2017, net income per diluted share was $0.01 (page 9) and NFFO (1) per diluted share was $0.26 (page 11), cash flows from operations was $30.6 million (page 27) and AFFO (1) was $16.4 million (page 11). Consistent with previous guidance, earnings are approaching the trough created from property sales in 2016 and 2017 and are expected to turn upward as our value-add property acquisitions approach their full income potential and we redeploy additional proceeds into our target markets.  We are updating our 2017 full year guidance for Net Income to a range of $1.58 to $1.63 per diluted share, and for Normalized FFO to a range of $1.09 and $1.14 per diluted share. See page 6 for more information regarding our guidance. Quarterly Highlights:  During the second quarter of 2017, we leased 324,000 square feet, including (page 22): - At 650 California Street in San Francisco, an eight-year, 86,000-square foot lease with Affirm; and a 22,000 renewal and expansion with an existing tenant; and - At One Glenlake Parkway in Atlanta, a 10-year, 66,000-square-foot lease with Cotiviti; and an 11-year, 40,000- square-foot extension and expansion with an existing tenant.  For leases executed during the quarter, Columbia achieved an 85.1% increase in rental rates based on GAAP rents and a 61.9% increase in rental rates based on cash rents (page 22).  Our portfolio is now 95.3% leased due to strong recent leasing activity, which is expected to generate significant increases in future cash flows. Over the next 12 months, economic occupancy is expected to increase substantially from the current level of 83.1% as new leases commence and free-rent burns off (page 20), resulting in same-store net operating income (NOI)(1) growth, higher cash flows, and increased AFFO (1).  We recently established a strategic partnership with Allianz, which will enable us to increase our scale in key markets on a leverage-neutral basis. On July 6, 2017, we consummated the partnership by selling partial interests in two of our San Francisco properties, 333 Market Street and University Circle, to Allianz for $234.0 million, and by acquiring a partial interest in 114 Fifth Avenue in Manhattan from Allianz for $108.9 million. 333 Market Street was valued at $500 million, a 22% increase over our undepreciated basis, and University Circle was valued at $540 million, an 85% increase over our undepreciated basis. We expect to make additional joint investments with Allianz (page 26). Capitalization:  On July 25, 2017, we amended the terms of our $150 Million Term Loan to reduce the interest rate spread. As a result, the loan’s effectively fixed rate decreased from 3.52% to 3.07%. All other terms remain unchanged.  During the second quarter, we repurchased $27.5 million of our common stock (1.3 million shares at an average price of $21.95/share) (page 5).  For the second quarter of 2017, we paid dividends of $0.20 per share ($0.80 annualized), consistent with the first quarter (page 5).  We have a solid balance sheet with an investment grade credit rating, low leverage (25.2% net debt to GREA), and $1.0 billion in liquidity (cash, plus credit facility) (pages 7 & 15). (1) For definitions and reconciliations of these non-GAAP financial metrics see pages 27 - 31.

Columbia Property Trust, Inc.

Company Profile & Investor Contacts

Company Overview

Columbia Property Trust (NYSE: CXP) owns and operates Class-A office buildings primarily in competitive CBD locations within high-barrier-to-entry markets. As of June 30, 2017, our $4 billion portfolio included 15 operating properties containing 7.8 million square feet, concentrated in San Francisco, New York, Atlanta and Washington, D.C.

As of June 30, 2017, CXP owned interests in 15 operating properties, of which 14 are wholly-owned and one is owned through an unconsolidated joint venture. CXP owns a 51% interest in the Market Square buildings and related $325 million mortgage note through an unconsolidated joint venture. When evaluating the Company's performance and capital resources, management considers the financial impact of investments held directly and through unconsolidated joint ventures. This report includes financial and operational information for our wholly-owned investments and our proportional interest in unconsolidated investments. We do not control the Market Square Joint Venture and recognize that proportional financial data may not accurately depict all of the legal and economic implications of our interest in this joint venture.

For more information about Columbia, which carries an investment-grade rating from both Moody's and Standard & Poor's, please visit our website at www.columbia.reit.

Executive and Senior Management

E. Nelson Mills
Chief Executive Officer,
President and Director

James A. Fleming
Executive Vice President
Chief Financial Officer

David S. Dowdney
Senior Vice President
Western Region

Wendy W. Gill
Senior Vice President
Corporate Operations and
Chief Accounting Officer

Kevin A. Hoover
Senior Vice President
Portfolio Management

Adam I. Popper
Senior Vice President
Eastern Region

Board of Directors

Carmen M. Bowser
Independent Director

Charles R. Brown
Independent Director

Richard W. Carpenter
Independent Director

John L. Dixon
Independent Director
Chairman

David B. Henry
Independent Director

Murray J. McCabe
Independent Director

E. Nelson Mills
Chief Executive Officer
President

Michael S. Robb
Independent Director

George W. Sands
Independent Director

Thomas G. Wattles
Independent Director

Investor Relations

James A. Fleming
Executive Vice President & Chief Financial Officer
T 404-465-2126
E Jim.Fleming@columbia.reit

Matt Stover
Director - Finance & Investor Relations
T 404-465-2227
E Matt.Stover@columbia.reit

Shareholder Services

T 855-347-0042 (toll free)
F 816-701-7629
E shareholders@columbia.reit

Corporate Counsel

King & Spalding LLP
1180 Peachtree Street
Atlanta, GA 30309
T 404-572-4600
www.kslaw.com

Supplemental Information - Q2 2017 4

Columbia Property Trust, Inc.

Capitalization Analysis & Research Coverage

Unaudited ($ & shares in thousands except for per-share data and percentages)

	Three Months Ended				
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Common Stock Data					
Weighted-Average Shares Outstanding - Basic	121,534	122,003	122,709	123,215	123,206
Weighted-Average Shares Outstanding - Diluted	121,909	122,329	122,855	123,350	123,294
High Closing Price	$ 23.13	$ 23.43	$ 22.22	$ 24.63	$ 22.77
Low Closing Price	$ 21.45	$ 21.20	$ 20.47	$ 21.24	$ 20.20
Average Closing Price	$ 22.24	$ 22.30	$ 21.33	$ 23.31	$ 21.64
Closing Price (as of period end)	$ 22.34	$ 22.25	$ 21.60	$ 22.39	$ 21.40
Dividends / Share (annualized)	$ 0.80	$ 0.80	$ 1.20	$ 1.20	$ 1.20
Dividend Yield (annualized) (1)	3.6%	3.6%	5.6%	5.4%	5.6%
Common Shares Outstanding (1)	121,235	122,451	122,184	123,471	123,464
Market Value of Common Shares (1)	$ 2,708,390	$ 2,724,535	$ 2,639,174	$ 2,764,516	$ 2,642,130
Total Market Capitalization (1) (2)	$ 4,222,914	$ 4,240,481	$ 4,229,526	$ 4,356,258	$ 4,468,245
Common Stock Repurchases					
Shares Purchased	1,252	-	1,294	-	-
Weighted-Average Price Per Share	$ 21.95	$ -	$ 21.46	$ -	$ -
Total Value of Shares Purchased	$ 27,470	$ -	$ 27,769	$ -	$ -

Equity Research Coverage

BMO Capital Markets Inc.
John P. Kim
212-885-4115

Evercore ISI
Sheila McGrath
212-497-0882

Goldman Sachs
Andrew Rosivach
212-902-2796

JMP Securities
Mitch Germain
212-906-3546

Morgan Stanley
Vikram Malhotra
212-761-7064

SunTrust Robinson Humphrey
Michael R. Lewis
212-319-5659

Debt Research Coverage

J.P. Morgan Securities
Mark Streeter
212-834-5086

Rating Agencies

Moody's Investor Services
Lori Marks
212-553-1098

Standard & Poor's
Fernanda Hernandez
212-438-1347

(1) Based on closing price and ending shares for the last trading day of quarter.
(2) Market value of shares plus gross debt as of quarter end.

Supplemental Information - Q2 2017 5

Columbia Property Trust, Inc.
2017 Guidance

Unaudited

	Twelve Months Ending 12/31/2017	
Per share	**Low**	**High**
Net Income	$ 1.58	$ 1.63
Real Estate Depreciation & Amortization	0.99	0.99
Gain on sale of real estate assets	(1.48)	(1.48)
Funds From Operations	**$ 1.09**	**$ 1.14**
Loss on early extinguishment of debt	-	-
Normalized Funds From Operations	**$ 1.09**	**$ 1.14**

2017 Portfolio Assumptions

- Leased percentage at year end: 94% to 96%
- GAAP Straight Line Rental Income: $30MM to $35MM
- G&A Expenses $35MM to $37MM

2017 Transaction Assumptions

- Dispositions: $774MM[1]
- Return of 263 Shuman Boulevard property to the lender in settlement of the $49MM mortgage note.
- Acquisitions: $400MM - $700MM[2]

2017 Other Assumptions

- Weighted-average common shares outstanding - diluted: 121.0MM - 121.7MM

[1] $540MM completed in January, plus sale of 22.5% of University Circle & 333 Market to Allianz in July.

[2] Includes $109MM for 114 5th Ave. completed in July and $88MM for 149 Madison expected later this year.

Investor Conference Call and Webcast:

The Company will host a conference call and live audio webcast, both open for the general public to hear, on Thursday, July 27, 2017, at 5:00 p.m. ET to discuss financial results and business highlights. The number to call for this interactive teleconference is (412) 542-4180. A replay of the conference call will be available through August 4, 2017, by dialing (877) 344-7529 and entering the confirmation number, 10109176. A webcast of the call will also be available at the company's website, www.columbia.reit.

NOTE: These estimates reflect management's view of current market conditions and incorporate certain economic and operational assumptions and projections. This annual guidance includes the continued repositioning of the portfolio based on the above assumptions. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and a GAAP basis due to the timing of dispositions, lease commencements and expirations, the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company's guidance is based on information available to management as of the date of this release.

Supplemental Information - Q2 2017 6

Columbia Property Trust, Inc.

Consolidated Balance Sheet - GAAP

Unaudited (in thousands)

	As of Period End				
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Assets:					
Real estate assets, at cost:					
Land	$ 751,351	$ 751,351	$ 751,351	$ 787,456	$ 844,495
Buildings and improvements	2,588,909	2,573,407	2,556,607	2,871,856	3,345,017
Buildings and improvements, accumulated depreciation	(471,029)	(455,392)	(435,457)	(500,583)	(603,088)
Intangible lease asset	282,338	303,318	306,088	345,651	471,701
Intangible lease asset, accumulated amortization	(99,910)	(115,904)	(112,777)	(141,451)	(235,121)
Construction in progress	49,069	36,278	36,188	28,888	14,176
Real estate assets held for sale	-	-	593,297	350,301	53,143
Real estate assets held for sale, accumulated depreciation	-	-	(180,791)	(111,425)	(9,897)
Total real estate assets	**$ 3,100,728**	**$ 3,093,058**	**$ 3,514,506**	**$ 3,630,693**	**$ 3,880,426**
Cash and cash equivalents	506,538	554,655	216,085	190,856	23,803
Tenant receivables, net of allowance for doubtful accounts	4,002	5,290	7,163	6,366	11,210
Straight line rent receivable	77,875	71,601	64,811	70,186	113,921
Prepaid expenses and other assets	39,815	40,647	24,275	24,885	35,230
Intangible lease origination costs	117,357	126,849	128,857	140,380	227,769
Intangible lease origination costs, accumulated amortization	(68,771)	(75,523)	(74,578)	(81,735)	(161,994)
Deferred lease costs	155,687	151,746	148,552	94,112	128,808
Deferred lease costs, accumulated amortization	(25,838)	(24,561)	(22,753)	(33,729)	(41,626)
Investment in unconsolidated joint venture (page 8)	125,584	126,691	127,346	125,605	123,919
Investment in development authority bonds	120,000	120,000	120,000	120,000	120,000
Other assets held for sale	-	-	79,681	55,431	10
Other assets held for sale, accumulated amortization	-	-	(34,152)	(23,125)	-
Total assets	**$ 4,152,977**	**$ 4,190,453**	**$ 4,299,793**	**$ 4,319,925**	**$ 4,461,476**
Liabilities:					
Line of credit and notes payable	$ 648,774	$ 650,196	$ 724,602	$ 824,992	$ 1,060,365
Bonds payable	700,000	700,000	700,000	700,000	600,000
Discount and fees on notes and bonds payable	(9,250)	(9,663)	(10,164)	(10,643)	(7,856)
Accounts payable, accrued expenses, and accrued capital expenditures	140,151	125,743	131,028	81,617	86,010
Distributions payable	-	-	36,727	-	-
Deferred income	19,392	19,329	19,694	20,411	23,793
Intangible lease liabilities	69,006	74,729	77,939	82,719	134,943
Intangible lease liabilities, accumulated amortization	(39,939)	(43,750)	(44,564)	(46,480)	(85,547)
Obligations under capital leases	120,000	120,000	120,000	120,000	120,000
Liabilities held for sale	-	-	43,002	16,854	132
Liabilities held for sale, accumulated amortization	-	-	(1,239)	(1,210)	-
Total liabilities	**$ 1,648,134**	**$ 1,636,584**	**$ 1,797,025**	**$ 1,788,260**	**$ 1,931,840**
Equity:					
Common stock	$ 1,211	$ 1,224	$ 1,221	$ 1,234	$ 1,234
Additional paid in capital	4,513,922	4,539,144	4,538,912	4,565,651	4,564,729
Cumulative distributions in excess of earnings	(2,009,405)	(1,986,250)	(2,036,482)	(2,027,155)	(2,027,012)
Other comprehensive loss	(885)	(249)	(883)	(8,065)	(9,315)
Total equity	**$ 2,504,843**	**$ 2,553,869**	**$ 2,502,768**	**$ 2,531,665**	**$ 2,529,636**
Total liabilities and equity	**$ 4,152,977**	**$ 4,190,453**	**$ 4,299,793**	**$ 4,319,925**	**$ 4,461,476**

Supplemental Information - Q2 2017 7

Columbia Property Trust, Inc.

Elements of Pro-Rata Balance Sheet - CXP's Interest in Unconsolidated Joint Venture (1)

Unaudited (in thousands)

	As of Period End				
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Assets:					
Real estate assets, at cost:					
Land	$ 77,841	$ 77,841	$ 77,841	$ 77,840	$ 77,840
Buildings and improvements	205,062	203,973	203,534	203,002	199,761
Buildings and improvements, accumulated depreciation	(10,912)	(9,375)	(7,708)	(6,037)	(4,361)
Intangible lease asset	1,817	2,214	2,222	2,221	2,361
Intangible lease asset, accumulated amortization	(609)	(861)	(723)	(571)	(527)
Construction in progress	1,767	1,826	1,700	1,544	2,344
Total real estate assets	**$ 274,966**	**$ 275,618**	**$ 276,866**	**$ 277,999**	**$ 277,418**
Cash and cash equivalents	3,090	2,352	4,794	2,309	3,617
Tenant receivables, net of allowance for doubtful accounts	155	179	122	192	202
Straight line rent receivable	7,696	7,175	6,272	5,309	4,606
Prepaid expenses and other assets	288	306	170	215	239
Intangible lease origination costs	1,447	1,524	1,526	1,526	1,563
Intangible lease origination costs, accumulated amortization	(422)	(425)	(353)	(278)	(231)
Deferred lease costs	15,340	15,120	14,833	11,678	10,600
Deferred lease costs, accumulated amortization	(1,813)	(1,503)	(1,168)	(834)	(563)
Total assets	**$ 300,747**	**$ 300,346**	**$ 303,062**	**$ 298,116**	**$ 297,451**
Liabilities:					
Line of credit and notes payable	$ 165,750	$ 165,750	$ 165,750	$ 165,750	$ 165,750
Fees on notes payable	(162)	(169)	(176)	(181)	(191)
Accounts payable, accrued expenses, and accrued capital expenditures	7,320	5,477	7,604	4,058	4,852
Deferred income	526	748	569	791	885
Intangible lease liabilities	2,523	2,548	2,561	2,561	2,644
Intangible lease liabilities, accumulated amortization	(794)	(699)	(592)	(468)	(408)
Total liabilities	**$ 175,163**	**$ 173,655**	**$ 175,716**	**$ 172,511**	**$ 173,532**
Investment in unconsolidated joint venture (page 7)	**$ 125,584**	**$ 126,691**	**$ 127,346**	**$ 125,605**	**$ 123,919**

(1) Reflects 51% of the assets and liabilities of the Market Square Joint Venture, in which CXP owns a 51% interest through an unconsolidated joint venture.

Supplemental Information - Q2 2017 8

Columbia Property Trust, Inc.

Consolidated Statements of Operations - GAAP

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Revenues:					
Rental income	$ 67,121	$ 71,173	$ 85,472	$ 87,561	$ 93,567
Tenant reimbursements	6,972	8,584	14,219	17,090	18,708
Hotel income	-	1,339	5,177	6,270	6,551
Other property income (1)	811	765	793	827	919
Lease termination income (2)	(47)	295	107	1,518	8,185
Total revenues	**$ 74,857**	**$ 82,156**	**$ 105,768**	**$ 113,266**	**$ 127,930**
Operating expenses:					
Property operating costs	21,831	24,105	34,289	39,101	40,242
Hotel operating costs	9	2,076	4,371	4,946	5,038
Asset and property management fees	260	269	357	387	341
Depreciation	20,423	21,605	24,026	26,778	28,450
Amortization	8,191	9,457	13,873	11,895	14,932
General and administrative	9,201	8,768	8,158	7,467	7,761
Total operating expenses	**$ 59,915**	**$ 66,280**	**$ 85,074**	**$ 90,574**	**$ 96,764**
Operating income	**$ 14,942**	**$ 15,876**	**$ 20,694**	**$ 22,692**	**$ 31,166**
Other income (expense):					
Interest expense	(12,662)	(13,315)	(13,394)	(15,338)	(15,580)
Capital lease obligation interest expense	(1,800)	(1,800)	(1,800)	(1,800)	(1,800)
Development authority bond income	1,800	1,800	1,800	1,800	1,800
Interest and other income	677	550	36	39	8
Loss on early extinguishment of debt	-	(45)	-	(18,905)	(92)
Total other income (expense)	**$ (11,985)**	**$ (12,810)**	**$ (13,358)**	**$ (34,204)**	**$ (15,664)**
Income (loss) before income tax expense, loss from unconsolidated joint venture and gains on sale of real estate assets	**$ 2,957**	**$ 3,066**	**$ 7,336**	**$ (11,512)**	**$ 15,502**
Income tax benefit (expense)	(7)	388	(58)	(65)	(245)
Income (loss) before loss from unconsolidated joint venture and gains on sale of real estate assets	**$ 2,950**	**$ 3,454**	**$ 7,278**	**$ (11,577)**	**$ 15,257**
Loss from unconsolidated joint venture (page 10)	(1,817)	(1,885)	(2,120)	(1,937)	(1,952)
Income (loss) before gain (loss) on sale of real estate assets	**$ 1,133**	**$ 1,569**	**$ 5,158**	**$ (13,514)**	**$ 13,305**
Gain (loss) on sale of real estate assets	-	73,153	22,242	50,412	(19)
Net income	**$ 1,133**	**$ 74,722**	**$ 27,400**	**$ 36,898**	**$ 13,286**
Weighted-average common shares outstanding - basic	121,534	122,003	122,709	123,215	123,206
Net income per share - basic	**$ 0.01**	**$ 0.61**	**$ 0.22**	**$ 0.30**	**$ 0.11**
Weighted-average common shares outstanding - diluted	121,909	122,329	122,855	123,350	123,294
Net income per share - diluted	**$ 0.01**	**$ 0.61**	**$ 0.22**	**$ 0.30**	**$ 0.11**

(1) Other property income includes (i) property management fee income, (ii) cafeteria revenue and (iii) fitness center revenue.

(2) Includes adjustments for straight-line rent related to lease terminations.

Supplemental Information - Q2 2017 9

Columbia Property Trust, Inc.

Elements of Pro-Rata Statement of Operations - CXP's Interest in Unconsolidated Joint Venture (1)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Revenues:					
Rental income	$ 4,066	$ 4,045	$ 4,022	$ 4,025	$ 3,838
Tenant reimbursements	1,252	1,123	1,080	966	1,148
Total revenues	**$ 5,318**	**$ 5,168**	**$ 5,102**	**$ 4,991**	**$ 4,986**
Operating expenses:					
Property operating costs	2,642	2,585	2,762	2,449	2,497
Asset and property management fees	251	239	236	240	250
Depreciation	1,689	1,668	1,671	1,675	1,626
Amortization	434	430	435	448	451
General and administrative	9	21	8	5	5
Total operating expenses	**$ 5,025**	**$ 4,943**	**$ 5,112**	**$ 4,817**	**$ 4,829**
Operating income	**$ 293**	**$ 225**	**$ (10)**	**$ 174**	**$ 157**
Other income (expense):					
Interest expense	(2,108)	(2,108)	(2,108)	(2,108)	(2,108)
Interest and other income	-	-	-	-	1
Total other income (expense)	**$ (2,108)**	**$ (2,108)**	**$ (2,108)**	**$ (2,108)**	**$ (2,107)**
Net loss before income tax expense	**$ (1,815)**	**$ (1,883)**	**$ (2,118)**	**$ (1,934)**	**$ (1,950)**
Income tax expense	(2)	(2)	(2)	(3)	(2)
Loss from unconsolidated joint venture (page 9)	**$ (1,817)**	**$ (1,885)**	**$ (2,120)**	**$ (1,937)**	**$ (1,952)**

(1) Reflects 51% of the revenues and expenses of the Market Square Joint Venture, in which CXP owns a 51% interest through an unconsolidated joint venture.

Supplemental Information - Q2 2017 10

Columbia Property Trust, Inc.

Normalized Funds From Operations (NFFO) & Adjusted Funds From Operations (AFFO) (1)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Net Operating Income (based on GAAP rents)	$ 55,182	$ 58,050	$ 68,855	$ 71,151	$ 84,548
General and administrative (G&A)	(9,201)	(8,768)	(8,158)	(7,467)	(7,761)
Interest expense (net)	(13,785)	(14,565)	(15,158)	(17,116)	(17,372)
Interest income from development authority bonds	1,800	1,800	1,800	1,800	1,800
Income tax benefit (expense)	(7)	388	(58)	(65)	(245)
Adjustments included in loss from unconsolidated joint venture	(2,119)	(2,131)	(2,118)	(2,116)	(2,114)
Normalized FFO	$ 31,870	$ 34,774	$ 45,163	$ 46,187	$ 58,856
Normalized FFO per share (basic)	$ 0.26	$ 0.29	$ 0.37	$ 0.37	$ 0.48
Normalized FFO per share (diluted)	$ 0.26	$ 0.28	$ 0.37	$ 0.37	$ 0.48
Net Operating Income (based on cash rents)	$ 48,497	$ 50,410	$ 61,132	$ 64,895	$ 79,075
General and administrative (G&A)	(9,201)	(8,768)	(8,158)	(7,467)	(7,761)
Stock based compensation expense in G&A (2)	2,262	1,691	1,046	917	1,213
Straight-line rent receivable write-off in G&A (3)	-	-	2	233	79
Interest expense - cash (net)	(11,265)	(11,993)	(12,574)	(14,479)	(14,655)
Income tax benefit (expense)	(7)	388	(58)	(65)	(245)
Adjustments included in loss from unconsolidated joint venture	(2,112)	(2,124)	(2,111)	(2,108)	(2,108)
Maintenance capital (4) (5)	(11,752)	(1,675)	(82,311)	(11,637)	(14,575)
AFFO	$ 16,422	$ 27,929	$ (43,032)	$ 30,289	$ 41,023
Weighted-average common shares outstanding - basic	121,534	122,003	122,709	123,215	123,206
Weighted-average common shares outstanding - diluted	121,909	122,329	122,855	123,350	123,294

(1) For definitions and reconciliations of these non-GAAP financial metrics, see pages 27 - 31.

(2) This item represents the noncash impact of compensation expense related to stock grants under our 2013 Long-Term Incentive Plan within general and administrative expense.

(3) Includes adjustments for straight-line rent related to lease terminations within general and administrative expense.

(4) See page 31 of this supplemental report for a description of Maintenance Capital and page 13 for a detail of all capital expenditures.

(5) Reflects 51% of the capital expenditures of the Market Square Joint Venture, in which CXP owns a 51% interest through an unconsolidated joint venture.

Supplemental Information - Q2 2017 11

Columbia Property Trust, Inc.

Net Operating Income (1)

Unaudited (in thousands)

	Three Months Ended				
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Net Operating Income (based on GAAP rents)					
Revenues:					
Rental Income	$ 67,120	$ 67,520	$ 66,983	$ 61,836	$ 67,379
Tenant Reimbursements	7,038	7,918	8,419	6,831	9,687
Other Property Income	734	784	699	663	673
Lease Termination Income	(47)	295	107	1,518	8,085
Total Revenues	**$ 74,845**	**$ 76,517**	**$ 76,208**	**$ 70,848**	**$ 85,824**
Operating Expenses:					
Property Operating Costs	(21,987)	(21,666)	(21,985)	(22,067)	(23,764)
Total Operating Expenses	**$ (21,987)**	**$ (21,666)**	**$ (21,985)**	**$ (22,067)**	**$ (23,764)**
Same Store Net Operating Income (based on GAAP rents) wholly-owned properties (2)	**$ 52,858**	**$ 54,851**	**$ 54,223**	**$ 48,781**	**$ 62,060**
Same Store Net Operating Income (based on GAAP rents) 51% of Market Square Buildings (3)	**$ 2,425**	**$ 2,344**	**$ 2,104**	**$ 2,301**	**$ 2,239**
Net Operating Income from:					
Acquisitions	-	-	-	-	-
Dispositions (4)	(101)	855	12,528	20,069	20,249
Net Operating Income (based on GAAP rents)	**$ 55,182**	**$ 58,050**	**$ 68,855**	**$ 71,151**	**$ 84,548**
Net Operating Income (based on cash rents)					
Revenues:					
Rental Income	$ 60,124	$ 59,921	$ 58,941	$ 58,876	$ 64,558
Tenant Reimbursements	7,038	7,918	8,419	6,831	9,687
Other Property Income	734	784	699	663	673
Lease Termination Income	(47)	295	107	1,518	8,085
Total Revenues	**$ 67,849**	**$ 68,918**	**$ 68,166**	**$ 67,888**	**$ 83,003**
Operating Expenses:					
Property Operating Costs	(21,155)	(20,804)	(21,348)	(21,431)	(23,126)
Total Operating Expenses	**$ (21,155)**	**$ (20,804)**	**$ (21,348)**	**$ (21,431)**	**$ (23,126)**
Same Store Net Operating Income (based on cash rents) wholly-owned properties (2)	**$ 46,694**	**$ 48,114**	**$ 46,818**	**$ 46,457**	**$ 59,877**
Same Store Net Operating Income (based on cash rents) 51% of Market Square Buildings (3)	**$ 1,904**	**$ 1,446**	**$ 1,144**	**$ 1,550**	**$ 1,868**
Net Operating Income from:					
Acquisitions	-	-	-	-	-
Dispositions (4)	(101)	850	13,170	16,888	17,330
Net Operating Income (based on cash rents)	**$ 48,497**	**$ 50,410**	**$ 61,132**	**$ 64,895**	**$ 79,075**

(1) For definitions and reconciliations of these non-GAAP financial metrics, see pages 27 - 31.

(2) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

(3) Reflects NOI from 51% of the Market Square Buildings for all periods presented. On October 28, 2015, we transferred the Market Square Buildings and the $325.0 million mortgage note to a joint venture, and sold a 49% interest in the joint venture.

(4) Reflects activity for the following properties sold since April 1, 2016, for all periods presented: Key Center Tower, Key Center Marriott, 5 Houston Center, Energy Center, 515 Post Oak, SanTan Corporate Center, Sterling Commerce, 80 Park Plaza, 9127, 9189, 9191 & 9193 S. Jamaica Street, 800 North Frederick.

Supplemental Information - Q2 2017 12

Columbia Property Trust, Inc.

Capital Expenditure Summary (1)

Unaudited ($ in thousands)

Capital Expenditures	Three Months Ended				
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Maintenance					
Building Capital	$ 1,124	$ 423	$ 1,044	$ 429	$ 844
Tenant Improvements	9,854	716	1,610	7,810	2,551
Leasing Commissions	769	358	10,319	2,181	10,060
Other Leasing Costs	5	178	69,338 (2)	1,217	1,120
Total - Maintenance	**$ 11,752**	**$ 1,675**	**$ 82,311**	**$ 11,637**	**$ 14,575**
Investment					
Building Capital	$ 5,971	$ 9,069	$ 7,192	$ 7,975	$ 1,994
Tenant Improvements	13,525	8,961	8,800	7,723	3,000
Leasing Commissions	3,978	3,074	4,232	969	1,979
Other Leasing Costs	83	141	1,796	144	2,580
Total - Investment	**$ 23,557**	**$ 21,245**	**$ 22,020**	**$ 16,811**	**$ 9,553**
Maintenance & Investment					
Building Capital	$ 7,095	$ 9,492	$ 8,236	$ 8,404	$ 2,838
Tenant Improvements	23,379	9,677	10,410	15,533	5,551
Leasing Commissions	4,747	3,432	14,551	3,150	12,039
Other Leasing Costs	88	319	71,134	1,361	3,700
Total - Maintenance & Investment	**$ 35,309**	**$ 22,920**	**$ 104,331**	**$ 28,448**	**$ 24,128**

(1) Reflects 51% of the capital expenditures of the Market Square Joint Venture, in which CXP owns a 51% interest through an unconsolidated joint venture.

(2) Includes $68.7M of lease incentives related to the NYU lease at 222 East 41st Street.

NOTE: See page 13 of this supplemental report for a description of Maintenance and Investment Capital.

Supplemental Information - Q2 2017 13

Unaudited 14Supplemental Information - Q2 2017 Columbia Property Trust, Inc. Key Credit Metrics Investment Grade Rating Low Leverage - 6/30/17 Debt Ratios - Q2 17 Liquidity - 6/30/17 2.8x 5.2x Fixed Charge Coverage Net Debt to EBITDA Leasing Spreads (Cash Basis) $1.0B Cash & Line of Credit S&P BBB / Stable Moody's Baa2 / Stable 25.2% 82% Net Debt to Gross Real Estate Assets Gross Real Estate Assets Unencumbered

Columbia Property Trust, Inc.

Debt Overview

Unaudited ($ in thousands) (at 6/30/2017)

Debt Instrument - Secured	Maturity	Rate	Rate Type	Balance	% of Total Debt
Mortgage Debt					
263 Shuman Boulevard	July-17	5.55%	Fixed	$ 49,000 (1)	3.2%
One Glenlake Parkway	December-18	5.80%	Fixed	24,769	1.6%
650 California Street	July-19	3.60%	Fixed	125,005	8.3%
Market Square	July-23	5.07%	Fixed	165,750 (2)	11.0%
Weighted Average / Secured - Mortgage Notes	**3.5 Years**	**4.68%**		**$ 364,524**	**24.1%**

Debt Instrument - Unsecured	Maturity	Rate	Rate Type	Balance	% of Total Debt
Bank Facilities					
$500 Million Revolving Credit Facility (3)	July-19	LIBOR + 100 bps	Floating	$ -	0.0%
$300 Million Term Loan (4)	July-20	LIBOR + 110 bps	Floating	300,000	19.8%
$150 Million Term Loan (5)	July-22	3.52%	Fixed	150,000	9.9%
Weighted Average / Bank Facilities	**3.8 Years**	**2.59%**		**$ 450,000**	**29.7%**
Bonds					
$350 Million @ 4.150%	April-25	4.15%	Fixed	$ 350,000	23.1%
$350 Million @ 3.650%	August-26	3.65%	Fixed	350,000	23.1%
Weighted Average / Bonds	**8.4 Years**	**3.90%**		**$ 700,000**	**46.2%**
Weighted Average / Unsecured	**6.6 Years**	**3.39%**		**$ 1,150,000**	**75.9%**

Weighted Average / Total Debt	**5.9 Years**	**3.70%**		**$ 1,514,524**	**100.0%**

Debt - consolidated	$ 1,348,774	
Debt - unconsolidated	165,750	
Total Debt	**$ 1,514,524**	

Fixed and Floating Rate Debt Analysis	Weighted Ave Maturity	Weighted Ave Rate - Qtr		Balance	% of Total Debt
Fixed Rate Debt	6.5 Years	4.09%		$ 1,214,524	80.2%
Floating Rate Debt	3.1 Years	2.12%		300,000	19.8%
Total	**5.9 Years**	**3.70%**		**$ 1,514,524**	**100.0%**

(1) In January 2017, the lender put this mortgage note into non-monetary default because the full-building lease with OfficeMax was not renewed, as required by the loan agreement. OfficeMax vacated the property in 2015, and the lease will expire in May 2017. Columbia Property Trust is in process of working to transfer this property to the lender.

(2) Reflects 51% of the mortgage balance of the Market Square Joint Venture, in which CXP owns a 51% interest through an unconsolidated joint venture.

(3) The Revolving Credit Facility ($500MM) bears interest at a rate based on, at the option of Columbia Property Trust, LIBOR for seven days, one-, two-, three-, or six-month periods, plus an applicable margin ranging from 0.875% to 1.55% based on credit rating, or the alternate base rate which is the greater of (a) Prime Rate, (b) Fed Funds plus 1/2 of 1%, and (c) the Libor Rate plus 1%, plus an applicable margin ranging from 0.00% to 0.55% based on credit rating. This facility carries two six-month extension options.

(4) The $300 Million Term Loan bears interest at a rate based on, at the option of Columbia Property Trust, LIBOR for seven days, one-, two-, three-, or six-month periods, plus an applicable margin ranging from 0.90% to 1.75% based on credit rating, or the alternate base rate which is the greater of (a) Prime Rate, (b) Fed Funds plus 1/2 of 1%, and (c) the Libor Rate plus 1%, plus an applicable margin ranging from 0.00% to 0.75% based on credit rating.

(5) Columbia Property Trust is party to an interest rate swap agreement, which effectively fixes its interest rate on the $150 Million Term Loan at 3.52% per annum and terminates on July 29, 2022. The spread of 1.55% over the swapped rate is based on the company's credit rating. This interest rate swap agreement qualifies for hedge accounting treatment; therefore, changes in fair value are recorded as a market value adjustment to interest rate swap in our consolidated statements of other comprehensive income.

Supplemental Information - Q2 2017 15

Unaudited (at 6/30/2017) Bond Covenant Compliance Metric Actual (6/30/17) Debt to Total Asset Value Ratio Max 60% 30% Interest Coverage Ratio (adjusted EBITDA) Min 1.50x 2.90x Secured Debt to Total Asset Value Ratio Max 40% 4% Maintenance of Total Unencumbered Assets Min 150% 343% Term Loan / Revolving Credit Facility Covenant Compliance Metric Actual (6/30/17) Debt to Total Asset Value Ratio Max 60% 37% Interest Coverage Ratio (adjusted EBITDA) Min 1.50x 2.41x Secured Debt to Total Asset Value Ratio Max 40% 7% Unencumbered Asset Coverage Ratio Min 1.66x 4.26x Unencumbered Interest Coverage Ratio Min 1.75x 4.45x Supplemental Information - Q2 2017 16 Columbia Property Trust, Inc. Debt Covenant Compliance

Unaudited ($ in thousands) (at 6/30/2017) Secured Unsecured Unsecured % of Interest % of Gross Mortgage Debt Term Loans Bonds Total Debt Total Debt Rate (1) Real Estate Assets 49,000$ (2) -$ -$ 49,000$ 3.2% 5.55% 1.2% 24,769 - - 24,769 1.6% 5.80% 0.6% 125,005 - - 125,005 8.3% 3.60% 3.1% - 300,000 - 300,000 19.8% 2.12% 7.5% - 150,000 - 150,000 9.9% 3.52% 3.8% 165,750 - - 165,750 11.0% 5.07% 4.1% - - 350,000 350,000 23.1% 4.15% 8.8% - - 350,000 350,000 23.1% 3.65% 8.8% 364,524$ 450,000$ 700,000$ 1,514,524$ 100.0% 3.70% 37.9% 24.1% 29.7% 46.2% Supplemental Information - Q2 2017 17 2020 2022 2023 (2) In January 2017, the lender put the $49 million 263 Shuman mortgage note into non-monetary default because the full-building lease with OfficeMax was not renewed, as required by the loan agreement. OfficeMax vacated the property in 2015, and the lease will expire in May 2017. Columbia Property Trust is in process of working to transfer this property to the lender. Columbia Property Trust, Inc. Debt Maturities (1) Weighted average. Includes effective rates on variable rate loans swapped to fixed. Maturity 2025 2026 Total % of Total Debt 2017 2018 2019 $49 (2) $25 $125 $166 $300 $150 $350 $350 $0 $100 $200 $300 $400 $500 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Maturity Schedule ($M) Mortgage Debt Term Loans Bonds 5.55% 5.07% 4.15% 3.65% 2.12% 3.52% 3.60% 5.80%

Unaudited 18Supplemental Information - Q2 2017 Columbia Property Trust, Inc. Key Operating Metrics Leasing Activity - YTD 17 Leasing Spreads - YTD 17 Market Distribution by % Gross Real Estate Assets - 6/30/17 Portfolio Occupancy 35% 31% 11% 10% 7% 6% SF Leased 83.1% 95.3% Avg. Economic - Q2 17 Leased - 6/30/17 Occupancy 2Q 17 101% GAAP Basis New & Renewal 605,238 Square Feet New & Renewal Cash Basis New & Renewal 84%

Columbia Property Trust, Inc.

Property Overview - Gross Real Estate Assets, Net Operating Income & Annualized Lease Revenue

Unaudited ($ in thousands) (at 6/30/2017)

Property	Market	Ownership %	Secured Debt?	Gross Real Estate Assets (1)		Annualized Lease Revenue (ALR)	Net Operating Income - Q2 2017 (based on GAAP rents)	Net Operating Income - Q2 2017 (based on cash rents)
229 West 43rd Street	New York, NY	100%		$ 510,818		$ 35,669	$ 6,896	$ 6,776
315 Park Avenue South	New York, NY	100%		373,686		17,968	2,258	685
222 East 41st Street	New York, NY	100%		299,161		15,318 (2)	3,148	(498)
95 Columbus	Jersey City, NJ	100%		204,149		24,791	3,957	4,214
Subtotal - New York				1,387,814	**35%**	93,746	16,259	11,177
333 Market Street	San Francisco, CA	100%		408,640		24,830 (3)	6,369	5,910
650 California Street	San Francisco, CA	100%	Yes	323,272		29,522	1,854	1,237
University Circle	East Palo Alto, CA	100%		279,258		40,403	7,405	7,401
221 Main Street	San Francisco, CA	100%		241,401		24,656	4,073	3,501
Subtotal - San Francisco				1,252,571	**31%**	119,411	19,701	18,049
Lindbergh Center	Atlanta, GA	100%		288,447		22,183 (3)	5,592	5,531
One & Three Glenlake Parkway	Atlanta, GA	100%	Yes (4)	174,724		17,859 (5)	2,693	2,809
Subtotal - Atlanta				463,171	**11%**	40,042	8,285	8,340
Market Square	Washington, D.C.	51%	Yes	285,411	(6)	22,299 (6)	2,425 (6)	1,904 (6)
80 M Street	Washington, D.C.	100%		104,933		13,608	1,140	1,229
Subtotal - Washington, D.C.				390,344	**10%**	35,907	3,565	3,133
Cranberry Woods Drive	Pittsburgh, PA	100%		188,884		15,942 (3)	4,099	4,062
116 Huntington Avenue	Boston, MA	100%		164,472		11,103	1,192	1,162
Pasadena Corporate Park	Los Angeles, CA	100%		111,681		8,128	1,202	1,326
Subtotal - Other				465,037	**12%**	35,173	6,493	6,550
263 Shuman Boulevard	Chicago, IL	100%	Yes	45,333		- (7)	590	958
Subtotal - Dispositions				45,333	**1%**	-	590	958
Corporate & Other				1,159		-	289 (8)	290 (8)
Total - All Properties (6)				**$ 4,005,429**		**$ 324,279**	**$ 55,182**	**$ 48,497**
Total - wholly-owned properties				**$ 3,720,018**		**$ 301,980**	**$ 52,757**	**$ 46,593**
Total - 51% of Market Square Buildings				**$ 285,411**		**$ 22,299**	**$ 2,425**	**$ 1,904**

(1) Gross Real Estate Assets includes (i) land, (ii) building and improvements, (iii) intangible lease assets, (iv) construction in progress, and (v) intangible lease origination costs, less (vi) intangible lease liabilities.

(2) Reimbursements are excluded, as operating expenses are paid directly by the tenant.

(3) Reimbursements are excluded, as operating expenses, except for insurance expense, are paid directly by the tenant.

(4) Secured debt only applies to One Glenlake Parkway.

(5) Reimbursements are excluded for Three Glenlake Parkway, as operating expenses, except for insurance expense, are paid directly by the tenant.

(6) Reflects 51% of the gross real estate assets, ALR and NOI of the Market Square Joint Venture, in which CXP owns a 51% interest through an unconsolidated joint venture.

(7) Pro forma for the planned return of the property to the lender.

(8) Includes net operating income for previously sold properties.

Supplemental Information - Q2 2017 19

Columbia Property Trust, Inc.

Property Overview - Square Feet & Occupancy

Unaudited (SF in thousands) (at 6/30/2017)

Property	Market	Ownership %	Rentable Square Feet	Leased Square Feet	Percent Leased	Commenced Occupancy	Average Economic Occupancy (1)
229 West 43rd Street	New York, NY	100%	481	481	100.0%	100.0%	100.0%
315 Park Avenue South	New York, NY	100%	331	226	68.3%	68.3%	53.3%
222 East 41st Street	New York, NY	100%	390	390	100.0%	100.0%	0.0%
95 Columbus	Jersey City, NJ	100%	630	630	100.0%	100.0%	98.4%
Subtotal - New York			1,832	1,727	94.3%	94.3%	69.8%
333 Market Street	San Francisco, CA	100%	657	657	100.0%	100.0%	100.0%
650 California Street	San Francisco, CA	100%	483	433	89.6%	54.0%	52.1%
University Circle	East Palo Alto, CA	100%	451	451	100.0%	98.8%	98.4%
221 Main Street	San Francisco, CA	100%	381	363	95.3%	90.6%	87.9%
Subtotal - San Francisco			1,972	1,904	96.6%	86.6%	85.6%
Lindbergh Center	Atlanta, GA	100%	955	955	100.0%	100.0%	100.0%
One & Three Glenlake Parkway	Atlanta, GA	100%	706	706	100.0%	87.8%	86.3%
Subtotal - Atlanta			1,661	1,661	100.0%	94.8%	94.2%
Market Square	Washington, D.C.	51%	356 (2)	274 (2)	77.0%	73.7%	62.2%
80 M Street	Washington, D.C.	100%	285	268	94.0%	64.0%	62.7%
Subtotal - Washington, D.C.			641	542	84.6%	69.4%	62.4%
Cranberry Woods Drive	Pittsburgh, PA	100%	824	824	100.0%	100.0%	100.0%
116 Huntington Avenue	Boston, MA	100%	272	209	76.8%	75.7%	72.9%
Pasadena Corporate Park	Los Angeles, CA	100%	264	249	94.3%	94.3%	94.3%
Subtotal - Other			1,360	1,282	94.3%	94.0%	93.5%
263 Shuman Boulevard	Chicago, IL	100%	- (3)	- (3)	-	-	-
Subtotal - Dispositions			-	-	-	-	-
Total - All Properties (2)			**7,466**	**7,116**	**95.3%**	**90.2%**	**83.1%**
Total - All Properties (at 100%)			**7,808 (4)**	**7,379 (4)**			

(1) Total square feet of leases that have commenced and the tenant is paying rent divided by total rentable square feet. Monthly average for the current quarter.
(2) Reflects 51% of the square feet of the Market Square Joint Venture, in which CXP owns a 51% interest through an unconsolidated joint venture.
(3) Pro forma for the planned return of the property to the lender.
(4) Includes 100% of Market Square: 698 rentable square feet and 537K leased square feet.

Supplemental Information - Q2 2017 20

Unaudited (SF in thousands) (at 6/30/2017) Rentable Leased Percent Square Footage Square Footage Leased As of March 31, 2017 7,455 7,013 94.1% Leasing Activity New Leases (1) 11 305 Lease Expirations/Early Terminations (202) Net Absorption 11 103 As of June 30, 2017 7,466 7,116 95.3% 6/30/17 Supplemental Information - Q2 2017 21 Columbia Property Trust, Inc. Occupancy Summary (1) New leasing activity for space that was either vacant at the beginning of the quarter or that became available due to expiration/termination of an existing lease. 90.6% 90.7% 90.6% 94.1% 95.3% 60% 70% 80% 90% 100% 6/30/16 9/30/16 12/31/16 3/31/17 6/30/17 Percent Leased

Columbia Property Trust, Inc.

Leasing Summary

Unaudited (weighted average unless otherwise noted)

	Three Months Ended				
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Renewal Leases					
Number of Leases	8	6	6	7	4
Square Feet of Leasing (at 100%)	75,082	138,545	33,789	112,828	155,236
Square Feet of Leasing (at CXP's share) (1)	69,580	135,356	22,554	92,625	148,489
Lease Term (months)	104	36	60	75	87
Tenant Improvements per Square Foot	81.23	10.74	21.18	50.85	25.29
Leasing Commissions per Square Foot	19.45	10.20	16.43	16.98	10.39
Total per Square Foot	$ 100.68	$ 20.94	$ 37.61	$ 67.83	$ 35.68
Tenant Improvements per Square Foot per Year of Lease Term	9.36	3.56	4.25	8.09	3.51
Leasing Commissions per Square Foot per Year of Lease Term	2.24	3.38	3.30	2.70	1.44
Total per Square Foot per Year	$ 11.60	$ 6.94	$ 7.55	$ 10.79	$ 4.95
Cash Rent Releasing Spread (2)	**51.6%**	**0.7%**	**15.3%**	**18.3%**	**10.5%**
GAAP Rent Releasing Spread (2)	**74.8%**	**2.6%**	**35.4%**	**26.3%**	**25.9%**
New Leases (Space Vacant > 1 Year)					
Number of Leases	9	6	7	4	1
Square Feet of Leasing (at 100%)	193,128	49,455	53,622	35,858	34,844
Square Feet of Leasing (at CXP's share) (1)	193,128	47,173	41,642	34,388	34,844
Lease Term (months)	111	116	118	97	131
Tenant Improvements per Square Foot	98.68	87.48	106.58	31.36	74.04
Leasing Commissions per Square Foot	23.37	14.74	36.94	24.07	47.44
Total per Square Foot	$ 122.05	$ 102.22	$ 143.52	$ 55.43	$ 121.48
Tenant Improvements per Square Foot per Year of Lease Term	10.65	9.03	10.82	3.89	6.78
Leasing Commissions per Square Foot per Year of Lease Term	2.52	1.52	3.75	2.99	4.35
Total per Square Foot per Year	$ 13.17	$ 10.55	$ 14.57	$ 6.88	$ 11.13
New Leases (Space Vacant < 1 Year) (3)					
Number of Leases	2	4	9	-	7
Square Feet of Leasing (at 100%)	55,643	93,385	173,995	-	413,917
Square Feet of Leasing (at CXP's share) (1)	55,643	93,385	173,995	-	412,182
Lease Term (months)	97	123	145	-	376
Tenant Improvements per Square Foot	91.92	57.31	116.59	-	178.71
Leasing Commissions per Square Foot	21.56	17.91	26.97	-	44.63
Total per Square Foot	$ 113.48	$ 75.22	$ 143.56	$ -	$ 223.34
Tenant Improvements per Square Foot per Year of Lease Term	11.35	5.61	9.66	-	5.70
Leasing Commissions per Square Foot per Year of Lease Term	2.66	1.75	2.24	-	1.42
Total per Square Foot per Year	$ 14.01	$ 7.36	$ 11.90	$ -	$ 7.12
Cash Rent Releasing Spread (2)	**73.8%**	**128.6%**	**3.5%**	**-**	**-18.5%**
GAAP Rent Releasing Spread (2)	**96.9%**	**147.0%**	**15.3%**	**-**	**15.4%**
Total Leases					
Number of Leases	19	16	22	11	12
Square Feet of Leasing (at 100%)	323,853	281,385	261,406	148,686	603,997
Square Feet of Leasing (at CXP's share) (1)	318,351	275,914	238,191	127,013	595,515
Lease Term (months)	108	104	135	82	361
Tenant Improvements per Square Foot	94.23	53.41	108.05	44.59	171.14
Leasing Commissions per Square Foot	22.32	15.77	27.41	19.25	43.86
Total per Square Foot	$ 116.55	$ 69.18	$ 135.46	$ 63.84	$ 215.00
Tenant Improvements per Square Foot per Year of Lease Term	10.49	5.19	9.35	6.96	5.22
Leasing Commissions per Square Foot per Year of Lease Term	2.49	2.51	2.60	2.78	1.60
Total per Square Foot per Year	$ 12.98	$ 7.70	$ 11.95	$ 9.74	$ 6.82
Cash Rent Releasing Spread (2)	**61.9%**	**97.1%**	**4.5%**	**18.3%**	**-17.7%**
GAAP Rent Releasing Spread (2)	**85.1%**	**111.4%**	**17.0%**	**26.3%**	**15.7%**

(1) Reflects 51% of the square feet of the Market Square Joint Venture, in which CXP owns a 51% interest through an unconsolidated joint venture.

(2) Spread calculation is based on the change in net rent (base rent plus reimbursements less operating expenses).

(3) Includes executed leases that have not yet commenced for space covered by an existing lease.

Supplemental Information - Q2 2017 22

Unaudited (SF & $ in thousands) (at 6/30/2017) Expiring Annualized Lease Revenue (ALR) % of ALR Expiring Expiring Rentable Square Footage % of Rentable Square Footage Expiring -$ 0.0% 350 4.7% 7,601 2.3% 128 1.7% 16,695 5.2% 245 3.3% 16,255 5.0% 211 2.8% 27,890 8.6% 676 9.1% 64,620 19.9% 1,781 23.8% 23,071 7.1% 446 6.0% 18,861 5.8% 359 4.8% 13,583 4.2% 203 2.7% 40,852 12.6% 1,161 15.5% 37,104 11.4% 895 12.0% 14,799 4.6% 189 2.5% 6,083 1.9% 102 1.4% 5,942 1.8% 117 1.6% 4,209 1.3% 51 0.7% 26,714 8.3% 552 7.4% 324,279$ 100.0% 7,466 100.0% Supplemental Information - Q2 2017 23 Vacant Columbia Property Trust, Inc. Lease Expiration Schedule (1) Year 2028 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 (1) Pro forma for the planned return of 263 Shuman Boulevard to the lender. 2029 2030 2031+ Total NOTE: Expirations that have been renewed are reflected above based on the renewal expiration date. 2.3% 5.2% 5.0% 8.6% 19.9% 7.1% 5.8% 4.2% 12.6% 11.4% 4.6% 1.9% 1.8% 1.3% 8.3% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031+ Lease Expiration Schedule % of ALR Expiring

Columbia Property Trust, Inc.

Lease Expiration by Market (1)

Unaudited (SF & $ in thousands)

	New York			San Francisco			Atlanta		
Period	Expiring SF	Current ALR (2)	Per SF	Expiring SF	Current ALR (2)	Per SF	Expiring SF	Current ALR (2)	Per SF
Q3 2017	81 (3)	$ 5,284	65.23	18	$ 1,120	62.22	-	$ -	-
Q4 2017	1	71	71.00	4	200	50.00	17	481	28.29
Total - 2017	82	5,355	65.30	22	1,320	60.00	17	481	28.29
Q1 2018	-	-	-	20	1,104	55.20	-	-	-
Q2 2018	-	-	-	16	1,160	72.50	-	-	-
Q3 2018	1	57	57.00	142	10,146	71.45	6	168	28.00
Q4 2018	-	-	-	28	2,109	75.32	-	-	-
Total - 2018	1	57	57.00	206	14,519	70.48	6	168	28.00
2019	64	4,698	73.41	99	8,658	87.45	-	-	-
2020	40	2,802	70.05	187	13,326	71.26	363	8,013	22.07
2021	472	18,045	38.23	162	14,152	87.36	977	22,866	23.40
2022	70	5,067	72.39	49	4,219	86.10	26	787	30.27
Thereafter	998	57,722	57.84	1,179	63,217	53.62	272	7,727	28.41
Total	**1,727**	**$ 93,746**	**$ 54.28**	**1,904**	**$ 119,411**	**$ 62.72**	**1,661**	**$ 40,042**	**$ 24.11**

	Washington, D.C. (4)			Other			All Markets		
Period	Expiring SF	Current ALR (2)	Per SF	Expiring SF	Current ALR (2)	Per SF	Expiring SF	Current ALR (2)	Per SF
Q3 2017	5	$ 272	54.40	-	$ -	-	104	$ 6,676	64.19
Q4 2017	2	173	86.50	-	-	-	24	925	38.54
Total - 2017	7	445	63.57	-	-	-	128	7,601	59.38
Q1 2018	1	36	36.00	1	64	64.00	22	1,204	54.73
Q2 2018	2	180	90.00	-	-	-	18	1,340	74.44
Q3 2018	12	820	68.33	-	-	-	161	11,191	69.51
Q4 2018	16	851	53.19	-	-	-	44	2,960	67.27
Total - 2018	31	1,887	60.87	1	64	64.00	245	16,695	68.14
2019	48	2,899	60.40	-	-	-	211	16,255	77.04
2020	13	997	76.69	73	2,752	37.70	676	27,890	41.26
2021	92	6,071	65.99	78	3,486	44.69	1,781	64,620	36.28
2022	89	5,173	58.12	212	7,825	36.91	446	23,071	51.73
Thereafter	262	18,435	70.36	918	21,046	22.93	3,629	168,147	46.33
Total	**542**	**$ 35,907**	**$ 66.25**	**1,282**	**$ 35,173**	**$ 27.44**	**7,116**	**$ 324,279**	**$ 45.57**

(1) Pro forma for the planned return of 263 Shuman Boulevard to the lender.
(2) Expiring ALR is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3) Includes 48,000 square feet at 229 West 43rd Street which has been preleased to Snap, Inc.
(4) Reflects 51% of the ALR and square feet of the Market Square Joint Venture, in which CXP owns a 51% interest through an unconsolidated joint venture.

Supplemental Information - Q2 2017 24

Columbia Property Trust, Inc.

Top 20 Tenants & Tenant Industry Profile (1)

Unaudited (SF & $ in thousands) (at 6/30/2017)

Tenant	Credit Rating (2)	Number of Properties	Annualized Lease Revenue (ALR) (3)	% of ALR	Leased Square Footage	% of Leased Square Footage	Remaining Lease Term Years (4)
Wells Fargo Bank N.A.	AA-	3	$ 26,413	8.1%	673	9.5%	8.8
AT&T Corporation/AT&T Services	BBB+	1	22,183	6.8%	955	13.4%	3.5
Pershing LLC	A	1	18,262	5.6%	471	6.6%	3.9
Westinghouse Electric Company	Not Rated	1	15,942	4.9%	824	11.6%	7.9
NYU	AA-	1	14,802	4.6%	390	5.5%	31.0
Yahoo!	BB+	1	14,556	4.5%	193	2.7%	8.0
Newell Rubbermaid, Inc.	BBB-	1	9,315	2.9%	411	5.8%	3.3
DocuSign, Inc.	Not Rated	1	8,794	2.7%	117	1.6%	7.1
DLA Piper US, LLP	Not Rated	1	8,603	2.7%	119	1.7%	1.0
Amazon Web Services, Inc.	AA-	1	8,469	2.6%	90	1.3%	4.0
WeWork Companies Inc.	Not Rated	2	7,414	2.3%	129	1.8%	13.6
Snap Inc.	Not Rated	1	5,790	1.8%	73	1.0%	10.0
Affirm, Inc.	Not Rated	1	5,599	1.7%	86	1.2%	8.7
Oracle America, Inc.	AA-	2	5,252	1.6%	102	1.4%	5.4
Quality Technology Services	Not Rated	1	5,205	1.6%	128	1.8%	9.3
MongoDB, Inc.	Not Rated	1	4,698	1.5%	64	0.9%	1.5
Credit Suisse	A	1	4,500	1.4%	62	0.9%	2.8
Green Dot Corporation	Not Rated	1	4,196	1.3%	142	2.0%	5.3
ORC International	Not Rated	1	3,859	1.2%	57	0.8%	8.0
Prosper Marketplace, Inc.	Not Rated	1	3,719	1.1%	50	0.7%	5.7
Subtotal - Top 20			**$ 197,571**	**60.9%**	**5,136**	**72.2%**	**8.1**
All other			126,708	39.1%	1,980	27.8%	5.5
Total			**$ 324,279**	**100.0%**	**7,116**	**100.0%**	**7.1**

Tenant Industry Profile (3)



Other
21.3%
18.8%
Services - Business Services
Fire - Real Estate
3.3%
Fire - Security and Commodity Brokers
3.3%
13.6%
Fire - Depository Institutions
Services - Engineering & Management Services
5.5%
5.9%
8.7%
Trans & Util - Electric, Gas, and Sanitary Services
6.1%
6.3%
7.2%
Trans & Util - Communication
Fire - Nondepository Institutions
Services - Legal Services
Services - Health Services

(1) Pro forma for the planned return of 263 Shuman Boulevard to the lender.

(2) Credit rating may reflect the credit rating of the parent or a guarantor. Only the Standard & Poor's credit rating has been provided.

(3) Reflects 51% of the ALR of the Market Square Joint Venture, in which CXP owns a 51% interest through an unconsolidated joint venture.

(4) Weighted average based on CXP's share of Annualized Lease Revenue.

Supplemental Information - Q2 2017 25

Columbia Property Trust, Inc.

Transaction Activity (2015 - 2017)

Unaudited ($ in thousands) (at 7/27/2017)

Acquisitions

Property Name	Location	Acquisition Date	Percent Ownership	Purchase Price	Rentable Square Footage	$ / SF	% Leased at Acquisition
229 West 43rd Street	New York, NY	8/4/2015	100.0%	$ 516,000	481,110	$ 1,073	97.7%
315 Park Avenue South	New York, NY	1/7/2015	100.0%	372,000	326,812	1,138	93.9%
1881 Campus Commons	Reston, VA	1/7/2015	100.0%	64,000	244,565	262	78.0%
Subtotal (2 Property Portfolio)				436,000	571,377	763	
116 Huntington Avenue	Boston, MA	1/8/2015	100.0%	152,000	270,943	561	77.8%
Total - Acquisitions				**$ 1,104,000**	**1,323,430**		

Property Purchased in Joint Venture	Location	Closing Date	% Purchased	Contributed Value	Rentable Square Footage	$ / SF	% Leased at Closing Date
114 5th Avenue	New York, NY	7/6/2017	49.5%	$ 220,000	351,451	$ 626	100.0%

Dispositions

Property Name	Location	Disposition Date	Percent Ownership	Gross Sale Price	Rentable Square Footage	$ / SF	% Leased at Disposition
Key Center Tower	Cleveland, OH	1/31/2017	100.0%		1,326,153		81.8%
Key Center Marriott	Cleveland, OH	1/31/2017	100.0%		NA		
Subtotal (2 Property Portfolio)				$ 267,500	1,326,153	NA	
5 Houston Center	Houston, TX	1/6/2017	100.0%		580,875		75.4%
Energy Center	Houston, TX	1/6/2017	100.0%		332,000		100.0%
515 Post Oak	Houston, TX	1/6/2017	100.0%		273,710		79.6%
Subtotal (3 Property Portfolio)				272,000	1,186,585	$ 229	83.2%
SanTan Corporate Center	Phoenix, AZ	12/15/2016	100.0%	58,500	266,531	219	100.0%
Sterling Commerce	Dallas, TX	11/30/2016	100.0%	51,000	309,586	165	100.0%
9127 S. Jamaica Street	Denver, CO	10/12/2016	100.0%	19,500	107,638	181	0.0%
80 Park Plaza	Northern New Jersey	9/30/2016	100.0%	174,500	960,689	182	85.8%
9189, 9191 & 9193 S. Jamaica Street	Denver, CO	9/22/2016	100.0%	122,000	370,485	329	100.0%
800 North Frederick	Suburban Maryland	7/8/2016	100.0%	48,000	393,000	122	0.0%
100 East Pratt	Baltimore, MD	3/31/2016	100.0%	187,000	653,135	286	98.5%
1881 Campus Commons	Reston, VA	12/10/2015	100.0%	65,000	244,565	266	91.4%
180 Park Avenue	Northern New Jersey	7/1/2015	100.0%		223,837		71.4%
170 Park Avenue	Northern New Jersey	7/1/2015	100.0%		145,000		0.0%
1580 West Nursery Road	Baltimore, MD	7/1/2015	100.0%		315,350		100.0%
Acxiom	Chicago, IL	7/1/2015	100.0%		321,852		100.0%
Highland Landmark III	Chicago, IL	7/1/2015	100.0%		272,975		68.1%
The Corridors III	Chicago, IL	7/1/2015	100.0%		221,940		95.0%
215 Diehl Road	Chicago, IL	7/1/2015	100.0%		161,865		100.0%
544 Lakeview	Chicago, IL	7/1/2015	100.0%		139,218		51.1%
Bannockburn Lake III	Chicago, IL	7/1/2015	100.0%		106,495		0.0%
Robbins Road	Boston, MA	7/1/2015	100.0%		458,237		100.0%
550 King Street	Boston, MA	7/1/2015	100.0%		490,119		100.0%
Subtotal (11 Property Portfolio)				433,250	2,856,888	152	
Total - Dispositions (excluding Joint Venture)				**$ 1,698,250**	**8,675,255**		

Property Contributed to Joint Venture	Location	Closing Date	% Sold / Retained	Contributed Value	Rentable Square Footage	$ / SF	% Leased at Closing Date
University Circle	San Francisco, CA	7/6/2017	22.5% / 77.5%	$ 540,000	451,287	$ 1,197	100.0%
333 Market Street	San Francisco, CA	7/6/2017	22.5% / 77.5%	500,000	657,114	761	100.0%
Market Square	Washington, D.C.	10/28/2015	49% / 51%	595,000	687,310	866	80.5%
Total - Contributions				**$ 1,635,000**	**1,795,711**		

Supplemental Information - Q2 2017 26

Columbia Property Trust, Inc.

Reconciliation of Net Income to Normalized Funds From Operations (NFFO)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Net Income	$ **1,133**	$ **74,722**	$ **27,400**	$ **36,898**	$ **13,286**
Depreciation	20,423	21,605	24,026	26,778	28,450
Amortization	8,191	9,457	13,873	11,895	14,932
Adjustments included in loss from unconsolidated joint venture	2,123	2,098	2,106	2,123	2,077
(Gain) loss on sale of real estate assets	-	(73,153)	(22,242)	(50,412)	19
FFO	$ **31,870**	$ **34,729**	$ **45,163**	$ **27,282**	$ **58,764**
Loss on early extinguishment of debt	-	45	-	18,905	92
Normalized FFO	$ **31,870**	$ **34,774**	$ **45,163**	$ **46,187**	$ **58,856**
Normalized FFO per share (basic)	$ **0.26**	$ **0.29**	$ **0.37**	$ **0.37**	$ **0.48**
Normalized FFO per share (diluted)	$ **0.26**	$ **0.28**	$ **0.37**	$ **0.37**	$ **0.48**
Weighted-average common shares outstanding - basic	121,534	122,003	122,709	123,215	123,206
Weighted-average common shares outstanding - diluted	121,909	122,329	122,855	123,350	123,294

Reconciliation of Cash Flows From Operations to Adjusted Funds From Operations (AFFO)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Net Cash Provided by Operating Activities	$ **30,565**	$ **5,398**	$ **43,387**	$ **60,266**	$ **46,598**
Adjustments included in loss from unconsolidated joint venture	(209)	(680)	(968)	(559)	(238)
Net changes in operating assets and liabilities	(2,182)	24,886	(3,140)	(17,781)	9,238
Maintenance capital (1) (2)	(11,752)	(1,675)	(82,311)	(11,637)	(14,575)
AFFO	$ **16,422**	$ **27,929**	$ **(43,032)**	$ **30,289**	$ **41,023**
Weighted-average common shares outstanding - basic	121,534	122,003	122,709	123,215	123,206
Weighted-average common shares outstanding - diluted	121,909	122,329	122,855	123,350	123,294

(1) See page 31 of this supplemental report for a description of Maintenance Capital and page 13 for a detail of all capital expenditures.

(2) Reflects 51% of the capital expenditures of the Market Square Joint Venture, in which CXP owns a 51% interest through an unconsolidated joint venture.

Supplemental Information - Q2 2017 27

Columbia Property Trust, Inc.

Reconciliation of Net Income to Net Operating Income (based on cash rents), and Same Store Net Operating Income (based on cash rents) - wholly-owned properties

Unaudited (in thousands)

	Three Months Ended				
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Net Income	**$ 1,133**	**$ 74,722**	**$ 27,400**	**$ 36,898**	**$ 13,286**
Interest expense (net)	13,785	14,565	15,158	17,116	17,372
Interest income from development authority bonds	(1,800)	(1,800)	(1,800)	(1,800)	(1,800)
Income tax (benefit) expense	7	(388)	58	65	245
Depreciation	20,423	21,605	24,026	26,778	28,450
Amortization	8,191	9,457	13,873	11,895	14,932
Adjustments included in loss from unconsolidated joint venture	4,233	4,208	4,216	4,234	4,186
EBITDA	**$ 45,972**	**$ 122,369**	**$ 82,931**	**$ 95,186**	**$ 76,671**
(Gain) loss on sale of real estate assets	-	(73,153)	(22,242)	(50,412)	19
Loss on early extinguishment of debt	-	45	-	18,905	92
Adjusted EBITDA	**$ 45,972**	**$ 49,261**	**$ 60,689**	**$ 63,679**	**$ 76,782**
General and administrative	9,201	8,768	8,158	7,467	7,761
Straight line rental income	(5,893)	(6,154)	(6,152)	(4,823)	(3,474)
Net effect of below market amortization	(271)	(587)	(611)	(682)	(1,628)
Adjustments included in loss from unconsolidated joint venture	(512)	(878)	(952)	(746)	(366)
Net Operating Income (based on cash rents)	**$ 48,497**	**$ 50,410**	**$ 61,132**	**$ 64,895**	**$ 79,075**
Same Store Net Operating Income (based on cash rents) 51% of Market Square Buildings (1)	(1,904)	(1,446)	(1,144)	(1,550)	(1,868)
Less Net Operating Income from:					
Acquisitions	-	-	-	-	-
Dispositions (2)	101	(850)	(13,170)	(16,888)	(17,330)
Same Store Net Operating Income (based on cash rents) wholly-owned properties (3)	**$ 46,694**	**$ 48,114**	**$ 46,818**	**$ 46,457**	**$ 59,877**

(1) Reflects NOI from 51% of the Market Square Buildings for all periods presented. On October 28, 2015, we transferred the Market Square Buildings and the $325.0 million mortgage note to a joint venture, and sold a 49% interest in the joint venture. Our interest in NOI from the Market Square Buildings is included in loss from unconsolidated joint venture for all quarters presented.

(2) Reflects activity for the following properties sold since April 1, 2016, for all periods presented: Key Center Tower, Key Center Marriott, 5 Houston Center, Energy Center, 515 Post Oak, SanTan Corporate Center, Sterling Commerce, 80 Park Plaza, 9127, 9189, 9191 & 9193 S. Jamaica Street, 800 North Frederick.

(3) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

Supplemental Information - Q2 2017 28

Columbia Property Trust, Inc.

Reconciliation of Net Income to Net Operating Income (based on GAAP rents), and Same Store Net Operating Income (based on GAAP rents) - wholly-owned properties

Unaudited (in thousands)

	Three Months Ended				
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Net Income	**$ 1,133**	**$ 74,722**	**$ 27,400**	**$ 36,898**	**$ 13,286**
Interest expense (net)	13,785	14,565	15,158	17,116	17,372
Interest income from development authority bonds	(1,800)	(1,800)	(1,800)	(1,800)	(1,800)
Income tax (benefit) expense	7	(388)	58	65	245
Depreciation	20,423	21,605	24,026	26,778	28,450
Amortization	8,191	9,457	13,873	11,895	14,932
Adjustments included in loss from unconsolidated joint venture	4,233	4,208	4,216	4,234	4,186
EBITDA	**$ 45,972**	**$ 122,369**	**$ 82,931**	**$ 95,186**	**$ 76,671**
(Gain) loss on sale of real estate assets	-	(73,153)	(22,242)	(50,412)	19
Loss on early extinguishment of debt	-	45	-	18,905	92
Adjusted EBITDA	**$ 45,972**	**$ 49,261**	**$ 60,689**	**$ 63,679**	**$ 76,782**
General and administrative	9,201	8,768	8,158	7,467	7,761
Adjustments included in loss from unconsolidated joint venture	9	21	8	5	5
Net Operating Income (based on GAAP rents)	**$ 55,182**	**$ 58,050**	**$ 68,855**	**$ 71,151**	**$ 84,548**
Same Store Net Operating Income (based on GAAP rents) 51% of Market Square Buildings (1)	(2,425)	(2,344)	(2,104)	(2,301)	(2,239)
Less Net Operating Income from:					
Acquisitions	-	-	-	-	-
Dispositions (2)	101	(855)	(12,528)	(20,069)	(20,249)
Same Store Net Operating Income (based on GAAP rents) wholly-owned properties (3)	**$ 52,858**	**$ 54,851**	**$ 54,223**	**$ 48,781**	**$ 62,060**

(1) Reflects NOI from 51% of the Market Square Buildings for all periods presented. On October 28, 2015, we transferred the Market Square Buildings and the $325.0 million mortgage note to a joint venture, and sold a 49% interest in the joint venture. Our interest in NOI from the Market Square Buildings is included in loss from unconsolidated joint venture for all quarters presented.
(2) Reflects activity for the following properties sold since April 1, 2016, for all periods presented: Key Center Tower, Key Center Marriott, 5 Houston Center, Energy Center, 515 Post Oak, SanTan Corporate Center, Sterling Commerce, 80 Park Plaza, 9127, 9189, 9191 & 9193 S. Jamaica Street, 800 North Frederick.
(3) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

Supplemental Information - Q2 2017 29

Unaudited (in thousands) 6/30/2017 3/31/2017 12/31/2016 9/30/2016 6/30/2016 Net Operating Income (based on GAAP rents) 55,182$ 58,050$ 68,855$ 71,151$ 84,548$ Straight-line rental income (6,414) (7,057) (7,115) (5,525) (3,764) Net effect of below lease market amortization (271) (583) (608) (731) (1,709) Net Operating Income (based on cash rents) 48,497$ 50,410$ 61,132$ 64,895$ 79,075$ Supplemental Information - Q2 2017 30 Columbia Property Trust, Inc. Reconciliation of Net Operating Income (based on GAAP rents), and Net Operating Income (based on cash rents) Three Months Ended

Supplemental Information - Q2 2017 31 EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs. Columbia Property Trust, Inc. Definitions - Non-GAAP Financial Measures Included in this supplemental report are non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. These measures include earnings (or components of earnings), as defined, from both continuing operations and discontinued operations. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the company's financial condition and results of operations can be found below. Adjusted Funds From Operations (“AFFO”): AFFO is calculated by adjusting Cash Flow from Operations to exclude (i) changes in assets and liabilities resulting from timing differences (ii) additional amortization of lease assets (liabilities), (iii) straight-line rental income, (iv) gain (loss) on interest rate swaps, (v) recurring capital expenditures, and adding back (vi) stock based compensation expense and (vii) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of our core operations, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net cash flows from operating activities or net income. Adjusted EBITDA: Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, real estate acquisition-related costs, discontinued operations adjustments, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe adjusted EBITDA is a reasonable measure of our liquidity. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs. Annualized Lease Revenue (“ALR”): ALR is the sum of (i) annualized rental payments (defined as base rent plus operating expense reimbursements, excluding rental abatements) for executed and commenced leases as well as leases executed but not yet commenced for vacant space, and (ii) annualized parking revenues, payable either under the terms of an executed lease or vendor contract. ALR excludes rental payments for executed leases that have not yet commenced for space covered by an existing lease. Maintenance Capital: Capital expenditures incurred to maintain the building structure and functionality, and to lease space at our properties in their current condition. Maintenance capital excludes capital for recent acquisitions and first generation leasing. Investment Capital: Capital expenditures incurred to lease space to first generation tenants; to lease space that has been vacant for more than one year; to expand or repurpose building functionality in our existing portfolio; and to bring properties up to our ownership standards. We establish our ownership standards based on Class A office property characteristics typical for the respective local market, including level of finishes, systems, accessibility, and defined market presence. All costs incurred within 36 months of acquisition are considered Investment Capital. Funds From Operations (“FFO”): FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains (losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time. Normalized FFO: We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for certain items that are not reflective of our core operations, including: (i) real estate acquisition-related costs, (ii) listing costs, (iii) loss on interest rate swaps and (iv) loss on early extinguishment of debt. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO. Net Operating Income (based on cash rents) (“NOI - cash rents”): NOI - cash rents is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) non-cash property operations, (v) straight-line rental income, and (vi) net effect of above/(below) market amortization. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. NOI - cash rents is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies. Net Operating Income (based on GAAP rents) (“NOI - GAAP rents”): NOI - GAAP rents is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, and (iii) interest expense associated with interest rates swaps. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. NOI - GAAP rents is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies. Same Store Net Operating Income (“Same Store NOI”): Same Store NOI is calculated as the NOI attributable to the properties continuously owned and operating for the entirety of the reporting periods presented. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs. Definitions - Other